UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

115 West 7th Street, Suite 1400, Fort Worth, Texas 76102

(Former name or former address if changed since last report)

  Item 1.02      Termination of a Material Definitive Agreement

In November, 2005, Wentworth Energy, Inc. (the "Company") terminated its agreement to acquire a 1,592-acre lease in the Asphalt Ridge Tar Sands Project in exchange for 1,000,000 shares of the Company's common stock and a 12% royalty on the net proceeds from the property.  The 1,000,000 shares previously issued pursuant to the terms of the Agreement have been cancelled as the Company's Board of Directors deemed it to be in the Company's best interest to terminate this agreement and pursue other ventures.  The acquisition of the above-described lease from Utah Oil Sands, Inc. was terminated prior to the closing of the acquisition.

Wentworth will retain its other oil sands leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands region, 3.5 miles southwest of Vernal, Utah.  Wentworth acquired these latter leases in December 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, Chief Executive Officer